UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): December 18, 2012

Torchlight Energy Resources, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53473	74-3237581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2007 Enterprise Avenue

League City, Texas 77573

(Address of principal executive offices)

Telephone – (281) 538-5938

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02  Unregistered Sales of Equity Securities.

On December 18, 2012, we sold to certain investors (i) 12% Series A Secured Convertible Promissory Notes in the total principal amount of $1,102,500 (the “Promissory Notes”), under the terms and conditions set forth in the Promissory Notes, and (ii) Series A Warrants to purchase a total of 125,999 shares of our common stock (the “Warrants”), under the terms and conditions set forth in the Warrants.  The Promissory Notes are convertible into shares of our common stock at a conversion price of $1.75 per share and have an annual interest rate of 12%.  Outstanding interest on the Promissory Notes is due and payable quarterly in arrears, with one lump sum payment of all outstanding principal due and payable on December 31, 2014.  The Warrants have an exercise price of $2.00 per share and expire on December 31, 2017.  We sold the securities to the investors through a private placement offering and received aggregate consideration of $1,102,500.

The securities sold qualified for exemption from registration under Rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933.  The sale of securities did not involve a “public offering” based upon the following factors: (i) the sale of the securities was an isolated private transaction; (ii) a limited number of securities were issued to a limited number of offerees; (iii) there was no public solicitation; (iv) the offerees were all “accredited investors”; (v) the investment intent of the offerees; and (vi) the restriction on transferability of the securities issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Torchlight Energy Resources, Inc.

Date: January 2, 2013	By: /s/ John Brda
John Brda
President

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